Exhibit 4.18

AMENDMENT AND ALLONGE TO SENIOR SECURED NOTE

This AMENDMENT AND ALLONGE (this “Amendment”), effective as of April 30, 2015, is by and among ONSTREAM MEDIA CORPORATION (the “Company”), INFINITE CONFERENCING, INC. (“ICI”), ENTERTAINMENT DIGITAL NETWORK, INC. (“EDNI”), AV ACQUISITION, INC. (“AAI”), ONSTREAM CONFERENCING CORPORATION (“OCC”), MEDIA ON DEMAND, INC. (“MOD”), HOTEL VIEW CORPORATION (“HVC”), OSM ACQUISITION INC. (“OSM”) and AUCTION VIDEO JAPAN, INC. (“AVJI”) (the Company, ICI, EDNI, AAI, OCC, MOD, HVC, OSM and AVJI shall be referred to collectively as the “Borrowers”) and SIGMA OPPORTUNITY FUND II, LLC (the “Holder”).

RECITALS

1.

Borrowers issued an Amended and Restated Senior Subordinated Secured Convertible Note, dated December 31, 2014 (the “Note”), in favor of Holder in the original aggregate principal amount of $1,358,000 (as the same may be further amended from time to time, the “Note”).

2.

Pursuant to a certain Agreement, dated April 30, 2015, the Borrowers and Holder have agreed to further amend the Note as herein provided.

AMENDMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Note is further amended as follows:

(1)

The definition of “Maturity Date” in Section 3.1 of the Note is hereby amended by changing “June 30, 2015” to “October 15, 2015.”

(2)

Section 4.1 of the Note (“Right to Convert”) is hereby amended by changing “June 30, 2015” to “October 15, 2015.”

This Amendment hereby modifies the following language from the last part of the first paragraph of the Note “(i) repay the indebtedness of William Castellano, Pembroke Park Lakes and CCJ Trust described in Schedule 4(j) to the Note Purchase Agreement (unless such lenders agree to execute subordination agreements in form and substance reasonably acceptable to Holder, including waiver of principal payments during the term of this Note)” to delete the references to William Castellano and Pembroke Park Lakes.

Except as specifically amended hereby, the Note shall remain in full force and effect as issued.  An executed original of this Amendment shall be attached to the original Note and shall constitute collectively one and a singular instrument, and one shall not be negotiated, transferred or conveyed without the other.  All references to the Note in any of the Transaction Documents (as defined in the Note) shall be deemed to refer to the Note, as amended by this Amendment, and as the same may be further amended, supplemented or modified in accordance with its terms by the parties from time to time.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have executed this Amendment and Allonge as of the date first written above.

ONSTREAM MEDIA CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

INFINITE CONFERENCING, INC.

 By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ENTERTAINMENT DIGITAL NETWORK, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AV ACQUISITION, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ONSTREAM CONFERENCING CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

MEDIA ON DEMAND

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

HOTEL VIEW CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

OSM ACQUISITION INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AUCTION VIDEO JAPAN, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

            Title: President

Accepted and Agreed to this

30 day of April, 2015

SIGMA OPPORTUNITY FUND II, LLC

By: Sigma Capital Advisors, LLC, its
managing member

By: /s/ Thom Waye

Thom Waye, Manager